EXHIBIT 1.1

                          [GRANT THORNTON LETTERHEAD]

June 24, 1999


Securities and Exchange Commission
Washington, D.C. 20549

RE:  Medical Industries of America, Inc.
     File No. 0-20356

Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of Medical Industries of America, Inc., dated May 26, 1999, and agree with the statements contained therein.


Very truly yours,

/s/ Grant Thornton, LLP

JSBlumin
Partner

JSB:ps